Exhibit 23.1

KPMG LLP Suite 800 1225 17th Street Denver, CO 80202-5598

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements on Form S-3 (File No. 333-278288) and on Form S-8 (File No. 333-271787) of Intuitive Machines, Inc of our report dated March 4, 2026, with respect to the consolidated financial statements of Lanteris Space Holdings, LLC included herein.

/s/ KPMG LLP

Denver, Colorado

March 30, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG

International Limited, a private English company limited by guarantee.